Exhibit 4.1

Execution Version

ENLINK MIDSTREAM PARTNERS, LP

ENLINK MIDSTREAM FINANCE CORPORATION

8.875% SENIOR NOTES DUE 2018

FIFTH SUPPLEMENTAL INDENTURE AND AMENDMENT

DATED AS OF MARCH 19, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

This FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 19, 2014, is among EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), a Delaware limited partnership (the “Company”), EnLink Midstream Finance Corporation (formerly known as Crosstex Energy Finance Corporation), a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers, certain guarantors and the Trustee entered into an Indenture, dated as of February 10, 2010 (the “Indenture”), pursuant to which the Company has issued $725,000,000 in the aggregate principal amount of 8.875% Senior Notes due 2018 (the “Notes”), all of which are currently outstanding;

WHEREAS, in connection with the prior guarantors of the Notes ceasing to guarantee any other Indebtedness (as defined in the Indenture) of the Issuers or any other guarantor, the guarantees of the Notes were released pursuant to the General Termination and Release, dated as of March 7, 2014, among the Issuers, such guarantors and the Trustee;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Issuers and the Trustee may enter into a supplement of the Indenture for the purpose of amending the Indenture and the Notes (subject to certain exceptions);

WHEREAS, the Issuers solicited consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 12, 2014 and the related Letter of Transmittal and Consent (collectively, including any amendments, modifications or supplements thereto, the “Tender Offer”);

WHEREAS, the Issuers (i) have received the consent of the Holders of a majority in principal amount of the outstanding Notes and purchased the Notes of such consenting Holders pursuant to the Tender Offer, all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 11.04(a) of the Indenture, (ii) have delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 11.04(b) of the Indenture and (iii) have satisfied all other conditions required under Article 9 of the Indenture to enable the Issuers and the Trustee to enter into this Supplemental Indenture; and

WHEREAS, the Issuers desire and have requested the Trustee to join with them in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

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ARTICLE 1

AMENDMENTS TO INDENTURE AND NOTES

Section 1.01.         Amendments to Indenture. The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

•                  Section 4.03 — Reports

•                  Section 4.05 — Taxes

•                  Section 4.07 — Limitation on Restricted Payments

•                  Section 4.08 — Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries

•                  Section 4.09 — Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

•                  Section 4.10 — Limitation on Asset Sales

•                  Section 4.11 — Limitation on Transactions with Affiliates

•                  Section 4.12 — Limitation on Liens

•                  Section 4.13 — Additional Subsidiary Guarantees

•                  Section 4.14 — Corporate Existence

•                  Section 4.15 — Offer to Repurchase Upon Change of Control

•                  Section 4.17 — Permitted Business Activities

•                  Section 4.18 — Sale and Leaseback Transactions

•                  Section 5.01 — Merger, Consolidation, or Sale of Assets

•                  Section 6.01(c) and (d) (failure by the Company to comply with Sections 3.09, 4.03, 4.10, 4.15 and 5.01 of the Indenture)

•                  Section 6.01(f) (cross-defaults)

•                  Section 6.01(g) (undischarged judgments)

•                  Section 6.01(h) (unenforceability of any guarantee)

•                  Section 6.01(i) and (j) (events of bankruptcy)

Section 1.02.         Amendment to Notes.  As of the date hereof, the provisions of the Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Notes or any other action on the part of the Holders of Notes, the Company or the Trustee, so as to reflect this Supplemental Indenture.

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ARTICLE 2

MISCELLANEOUS

Section 2.01.         Indenture.  This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 2.02.         Effectiveness. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers and the Trustee.

Section 2.03.         Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the execution of this Supplemental Indenture shall be stamped, imprinted or otherwise legended by the Issuer, with a notation as follows:

“Effective as of March 19, 2014, the Issuer has amended the Indenture, as provided in the Fifth Supplemental Indenture, dated as of March 19, 2014. Reference is hereby made to said Fifth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.04.         Trustee Disclaimer. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 2.05.         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.06.         Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP

BY:	ENLINK MIDSTREAM GP, LLC,
its general partner

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and
Chief Financial Officer

ENLINK MIDSTREAM FINANCE CORPORATION

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and
Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John C. Stohlmann
	Name:	John C. Stohlmann
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]